Exhibit 1.1

BRE PROPERTIES, INC.

(a Maryland corporation)

8,000,000 Shares of Common Stock

PURCHASE AGREEMENT

Dated: May 6, 2011

BRE PROPERTIES, INC.

(a Maryland corporation)

8,000,000 Shares of Common Stock

PURCHASE AGREEMENT

May 6, 2011

Wells Fargo Securities, LLC

375 Park Avenue

4th Floor

New York, New York 10152

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

One Bryant Park

New York, New York 10036

as Representatives of the several Underwriters

Ladies and Gentlemen:

BRE Properties, Inc., a Maryland corporation (the “Company”), confirms its agreement with Wells Fargo Securities, LLC (“Wells Fargo”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wells Fargo and Merrill Lynch are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) set forth in Schedules A and B hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,200,000 additional shares of Common Stock to cover overallotments, if any. The aforesaid 8,000,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 1,200,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-170388) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or its Interactive Data Electronic Applications system (“IDEA”).

As used in this Agreement:

“Applicable Time” means 9:18 A.M., New York City time, on May 6, 2011 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the prospectus (including any documents incorporated therein by reference) that is included in the Registration Statement as of the Applicable Time and the information included on Schedule C-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, at or after the Applicable Time.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Company is also eligible to use Form S-3 pursuant to the standards for that Form in effect immediately prior to October 21, 1992. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto), at the time it was filed, complied in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR or IDEA, except to the extent permitted by Regulation S-T.

The Company is subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act and files reports with the Commission on EDGAR. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting–Commissions and Discounts,” the information in the second and third paragraphs under the heading “Underwriting–Price Stabilization, Short Positions” and the information under the heading “Underwriting–Electronic Offer, Sale and Distribution of Shares” in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the 1934 Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the execution of this Agreement, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act. The Company has paid or shall pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) under the 1933 Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act.

(v) Company Not Ineligible Issuer. (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, the Company was not an “ineligible issuer” as defined in Rule 405 of the 1933 Act; and (B) at the time of filing of the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(vi) Independent Accountants. Ernst & Young LLP, who certified the financial statements and supporting schedules incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the rules and regulations of the Commission thereunder.

(vii) Financial Statements. The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus in each case, together with the related notes and supporting schedules (if any), present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements and related notes and schedules have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and with respect to any pro forma financial statements included in the Registration Statement, General Disclosure Package and the Prospectus, the assumptions used in preparing the pro forma financial statements included in the Registration Statement, General Disclosure Package and the Prospectus are reasonable, the related pro forma adjustments have been applied in accordance with the applicable accounting requirements of the Act and the Rules and Regulations (including, without limitation, Regulation S-X promulgated by the Commission), and such pro forma adjustments have been properly applied to the corresponding historical amounts in the compilation of such statements.

(viii) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the General Disclosure Package and the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), or the earnings, business, properties or results of operations of the

Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package and the Prospectus and except for regular quarterly dividends payable on the Company’s common stock and preferred stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(ix) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland; the Company has corporate power and authority to own, lease and operate its properties and conduct its business as described in the General Disclosure Package, the Registration Statement and the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in the states of Arizona, California, Colorado and Washington; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition (financial or other), or the earnings, business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(x) Subsidiary List. Attached hereto as Annex I is a true and complete list of all subsidiaries of the Company and all other corporations, partnerships, joint ventures, limited liability companies and other entities in which the Company directly or indirectly owns capital stock or any other equity or ownership interest. Annex I accurately sets forth the jurisdiction of organization of, and the Company’s approximate percentage ownership interest in, each such subsidiary and other entity. The Company does not have any subsidiaries other than those listed on Annex I and, except as set forth in Annex I, the Company does not directly or indirectly own any capital stock or other equity or other ownership interests in any corporation, partnership, joint venture, limited liability company or other entity. Annex I also correctly indicates whether each such subsidiary and other entity listed thereon is a corporation, partnership, limited liability company or other type of entity.

(xi) Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its property and conduct its business as described in the General Disclosure Package and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and (A) all of the issued and outstanding shares of capital stock of each such subsidiary that is a corporation have been duly authorized and validly issued, are fully paid and non-assessable and, except as set forth on Annex I, are and, at all times since the date on which such subsidiary was organized, have been owned by the Company, directly or through wholly owned subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, (B) all of the issued and outstanding limited liability company interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued (under applicable law and the limited liability company agreement of such subsidiary), are fully paid and non-assessable and, except as set forth on Annex I, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and (C) all of the issued and outstanding limited and general partnership interests of each such subsidiary that is a partnership have been duly authorized (if applicable) and validly issued and, except as set forth on Annex I, are owned by the Company, directly or through subsidiaries free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(xii) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the General Disclosure Package, the Registration Statement and the Prospectus (except for subsequent issuances, if any, of Common Stock pursuant to employee benefit, employee and director stock option and dividend reinvestment plans or upon exchange of any exchangeable securities referred to in the General Disclosure Package, the Registration Statement and the Prospectus or other subsequent issuances of Common Stock referred to in the General Disclosure Package, the Registration Statement and the Prospectus (including shares of Common Stock issued in exchange for outstanding units in BRE Property Investors LLC) and except for the issuance of the shares of Common Stock pursuant to this Agreement). The shares of issued and outstanding Common Stock have been duly authorized and validly issued, are fully paid and non-assessable, and none of the outstanding shares of Common Stock was issued in violation of any preemptive or other similar rights arising by operation of law, under the charter or bylaws of the Company, under any agreement or instrument to which the Company or any of its subsidiaries is a party or otherwise. The Common Stock, the Company’s authorized preferred stock, par value $0.01 per share (the “Preferred Stock”) and the Company’s charter and bylaws conform and will conform in all material respects to all of the respective statements relating thereto contained in the General Disclosure Package, the Registration Statement and the Prospectus; and the issuance of the Securities will not be subject to any preemptive or other similar rights arising by operation of law, under the charter or bylaws of the Company, under any agreement or instrument to which the Company or any of its subsidiaries is a party or otherwise. The Company’s Common Stock has been registered pursuant to Section 12(b) of the 1934 Act, and the outstanding shares of Common Stock are listed on the New York Stock Exchange (“NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(xiii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiv) Authorization and Description of Securities. The Securities have been duly and validly authorized by the Company for issuance and sale pursuant to this Agreement, and, when duly issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable; upon payment of the purchase price and delivery of the Securities in accordance herewith, the Underwriters will receive good, valid and marketable title to the Securities, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims, restrictions and equities; and the issuance of the Securities will not be subject to preemptive or similar rights. The issuance, sale and public offering of the Securities to be issued and sold by the Company have been approved by a majority of all of the “Continuing Directors” and do not and will not constitute a “Business Combination” requiring the affirmative vote of a “Supermajority” pursuant to Article VIII of the Company’s charter (as such terms are defined in Article VIII of the Company’s charter). The capital stock of the Company, including the Securities, conforms in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus; and the certificates for the Securities meet the requirements thereof under the Company’s bylaws.

(xv) Registration Rights. No holders of outstanding shares of capital stock of the Company have any registration rights with respect to such shares which would or could require such shares to be included in the offering of the Securities contemplated hereby.

(xvi) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, certificate of limited partnership, limited partnership agreement, certificate of formation of a limited liability company, limited liability company agreement or other similar organizational certificates, instruments, agreements or documents (collectively, “Organizational Documents”), as the case may be; neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its property or assets may be bound, except for such defaults which would not, individually or in the aggregate, have a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Securities, the consummation of the transactions contemplated herein and therein (including, without limitation, the issuance and sale of the Securities), and compliance by the Company with its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any Subject Agreement (as hereinafter defined) or any other contract, indenture, mortgage, loan agreement, note, lease or other instrument, in each case, which is material to the Company and to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Organizational Documents of the Company or its subsidiaries or any applicable law, administrative regulation or administrative or court decree. “Subject Agreements” means (i) the Amended and Restated Credit Agreement by and among BRE Properties, Inc., as borrower, the lenders party thereto and each of Wachovia Capital Markets, LLC and RBS Securities Inc., as joint lead arrangers and joint book managers, Wachovia Bank, National Association, as administrative agent, The Royal Bank of Scotland, plc, as syndication agent, and Bank of America, N.A., JPMorgan Chase Bank, N.A. and Deutsche Bank Securities, Inc., as co-documentation agents, entered into as of September 18, 2007, together with all guarantees entered into by any subsidiaries of the Company in connection therewith, (ii) the Contribution Agreement dated as of September 29, 1997, as amended (the “Contribution Agreement”), between the TCR signatories named on Schedule A thereto, the Company and BRE Property Investors LLC, a Delaware limited liability company (the “Operating Company”), together with the guarantee entered into by the Company pursuant to the Contribution Agreement, as amended by Amendment No. 1 to the Contribution Agreement dated November 18, 1997; (iii) the Amended and Restated Limited Liability Company Agreement of the Operating Company, dated as of November 18, 1997 (the “LLC Agreement”); and (iv) the Master Credit Facility Agreement by and among BRE-FMCA, LLC and BRE-FMAZ, LLC, as borrowers, BRE Properties, Inc., as guarantor, and Deutsche Bank Berkshire Mortgage, Inc., as lender, entered into as of April 7, 2009. All amendments, supplements and restatements of the Subject Agreements are listed in clauses (i) through (iv) of the preceding sentence. Except as otherwise described in the General Disclosure Package and the Prospectus or with respect to the Credit Agreement, no subsidiary of the Company is a guarantor of, or is a party to or bound by any instrument or agreement pursuant to which it has guaranteed or may be required to guarantee or cause another subsidiary of the Company to guarantee, any borrowings or other indebtedness of the Company. Except as otherwise described in the General Disclosure Package and the Prospectus or with respect to the Credit Agreement, the Company is not a party to or bound by any instrument or agreement pursuant to which it is or may be required to cause any of its subsidiaries to guarantee any borrowings or other indebtedness of the Company.

(xvii) Absence of Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the General Disclosure Package (other than as disclosed therein) or which might result in any Material Adverse Effect or which might materially and adversely affect the properties or assets of the Company or any of its subsidiaries .

(xviii) Accuracy of Exhibits. There are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement or any document incorporated or deemed to be incorporated therein by the 1933 Act, the 1934 Act or the rules and regulations of the Commission thereunder which have not been so filed.

(xix) Absence of Further Requirements. No consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, except for such as may be required under the 1933 Act, with such consents to be obtained no later than the Closing Time, and such as may be required under state securities or Blue Sky laws of any jurisdiction or real estate syndication laws in connection with the distribution of the Securities by the Underwriters.

(xx) Possession of Licenses and Permits. The Company and its subsidiaries own or possess or have obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their respective properties and to carry on their respective businesses as contemplated in the General Disclosure Package, the Registration Statement and the Prospectus.

(xxi) Title to Property. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, (A) the Company and its subsidiaries have good and marketable title in fee simple to all real property and improvements described in the General Disclosure Package and the Prospectus as being owned by the Company (none of which is leased by the Company or any of its subsidiaries, as lessee) and have acquired title insurance with respect to each of the properties described in the General Disclosure Package and the Prospectus as being owned by the Company or its subsidiaries; (B) all liens, charges, encumbrances, claims or restrictions on or affecting the real property and improvements of the Company or any of its subsidiaries which are required to be disclosed in the General Disclosure Package and the Prospectus are disclosed therein; (C) neither the Company nor any of its subsidiaries nor any lessee of any portion of the real property or improvements of the Company or any of its subsidiaries is in default under any of the leases pursuant to which the Company or any of its subsidiaries leases (as lessor) its real property or improvements and the Company knows of no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect; (D) no tenant under any of the leases pursuant to which the Company or any of its subsidiaries leases any of its real property or improvements has an option or right of first refusal to purchase the premises demised under such lease; (E) all of the real property and improvements of the Company and its subsidiaries comply with all applicable codes and zoning laws and regulations, except for such failures to comply which would not, individually or in the aggregate, have a Material Adverse Effect; and (F) the Company has no knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that would in any manner affect the size of, use of, improvements on, construction on, or access to any of the real property of the Company or any of its subsidiaries, except such proceedings or actions that would not, individually or in the aggregate, have a Material Adverse Effect.

(xxii) Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them.

(xxiii) Environmental Laws. Except as otherwise disclosed in the General Disclosure Package and the Prospectus (A) to the best knowledge and information of the Company, neither the Company nor any of its subsidiaries has at any time, and no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with Hazardous Materials (hereinafter defined) on, to or from real property owned, leased or operated by the Company or any of its subsidiaries or in which the Company or any of its subsidiaries has any ownership interest, including without limitation any subsurface soils and ground water (the “Premises”), except for such cases as (t) are not required to be disclosed in the General Disclosure Package and the Prospectus and (u) would not, individually or in the aggregate, have a Material Adverse Effect, (B) to the best knowledge and information of the Company, no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials from or to the Premises has occurred, except for such cases as (v) have occurred on, or affected, property previously owned by the Company, subsequent to the Company’s disposition of such property, (w) are not required to be disclosed in the General Disclosure Package and the Prospectus and (x) would not, individually or in the aggregate, have a Material Adverse Effect, (C) neither the Company nor any of its subsidiaries has received notice of any claim, or has knowledge of any occurrence or circumstance which with notice or passage of time or both would likely give rise to a claim, under or pursuant to any Environmental Statute (as hereinafter defined), except for such claims as (y) are not required to be disclosed in the General Disclosure Package and the Prospectus and (z) would not, individually or in the aggregate, have a Material Adverse Effect, and (D) to the best of Company’s knowledge and information, no part of the Premises is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (hereinafter defined) by the United States Environmental Protection Agency (the “EPA”) and has not otherwise been identified by the EPA as a potential CERCLA site or included or proposed for inclusion on any list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (hereinafter defined). As used herein, “Hazardous Material” shall include without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material containing asbestos, or any other substance or material as defined by any Federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.) (“CERCLA”), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et seq.) and in the regulations adopted and publications promulgated pursuant to each of the foregoing (individually, an “Environmental Statute”) or by any Federal, state or local governmental authority having or claiming jurisdiction over the Premises (a “Governmental Authority”).

(xxiv) Accounting Controls and Disclosure Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorizations; and

(D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Neither the Company nor any of its subsidiaries nor any of their respective employees or agents has made any payment of funds of the Company or any of its subsidiaries or received or retained any funds in violation of any law, rule or regulation which payment, receipt or retention of funds is of a character required to be disclosed in the General Disclosure Package and the Prospectus.

(xxv) Compliance with the Sarbanes-Oxley Act. Since July 30, 2002, the Company has not, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, including through a subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any executive officer or director of the Company. The Company has filed certifications and statements with its periodic reports pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and has made the evaluations of the Company’s disclosure controls and procedures required under Rule 13a-15 under the 1934 Act.

(xxvi) Tax Matters. Commencing with its taxable year ended December 31, 1970, the Company has been organized and has operated in conformity with the requirement for qualification and taxation as a “real estate investment trust” (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT under the Code, including after consummation of the transactions contemplated by the General Disclosure Package. The United States Federal Income Tax Returns of the Company for all years of the Company ended on or prior to December 31, 2005 are closed; and the Company has filed United Stated Federal Income Tax Returns for each of its fiscal years through and including the fiscal year ended December 31, 2009. As used in this paragraph (xxvi), the term “Company” includes BankAmerica Realty Investors, a California business trust, and BRE Properties, Inc., a Delaware corporation, which are both predecessors to BRE Properties, Inc., a Maryland corporation.

(xxvii) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities as herein contemplated and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be required to be registered as an “investment company” as defined in the Investment Company Act of 1940.

(xxviii) Absence of Manipulation. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in contravention of applicable law.

(xxix) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxx) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxi) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxii) Authority. The Company has full right, power and authority to enter into this Agreement and to issue the Securities.

(xxxiii) Listing. The Securities have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Closing Time and, if applicable, any Date of Delivery.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,200,000 shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 10005, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery, in definitive form, by or on behalf of the Company to the Representatives through the facilities of The Depositary Trust Company for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Each of Wells Fargo and Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Registration. The Initial Securities and the Option Securities, if any, shall be registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information,

(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its best efforts to effect and maintain the listing of the Securities on the New York Stock Exchange.

(i) Restriction on Sale of Securities. During a period of 45 days from the date of the Prospectus, the Company will not, without the prior written consents of Wells Fargo and Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of

Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued in exchange for units of BRE Property Investors LLC or (D) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing equity incentive plans of the Company referred to in the General Disclosure Package and the Prospectus. Notwithstanding the foregoing, if (1) during the last 17 days of the 45-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 45-day restricted period, the Company announces that it will issue an earnings release or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 45-day restricted period, the restrictions imposed in this clause (j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(j) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the 1933 Act.

(k) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (ix) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii).

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iii), Section 10 or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, provided, however, that if this Agreement is terminated in accordance with the provisions of Section 10, the Company shall not reimburse the out-of-pocket expenses of any defaulting Underwriter under the terms of Section 10.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the following opinions and letters, together with signed or reproduced copies of such opinions and letters for each of the other Underwriters: (i) the favorable opinion, negative assurance letter, and tax opinion, dated the Closing Time, of Latham & Watkins LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibits A-1, A-2 and A-3 hereto and to such further effect as counsel to the Underwriters may reasonably request; (ii) the favorable opinion, dated the Closing Time, of Ballard Spahr LLP, Maryland counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request; and (iii) the favorable opinion, dated the Closing Time, of the General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit D hereto.

(d) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any material adverse change, or any development or event involving a prospective material adverse change, in the condition (financial or other), or the earnings, business, properties or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(h) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit E hereto signed by the persons listed on Schedule D hereto.

(i) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the

1933 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. If requested by the Representatives, the favorable opinion, negative assurance letter, and tax opinion of Latham & Watkins LLP, counsel for the Company, together with the favorable opinions of Ballard Spahr LLP, Maryland counsel for the Company, and of the General Counsel of the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Counsel for Underwriters. If requested by the Representatives, the favorable opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(vi) Bring-down Comfort Letter. If requested by the Representatives, a letter from Ernst & Young, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(k) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Wells Fargo), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Wells Fargo, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company with respect to contribution.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives, in their absolute discretion, may terminate this Agreement without liability to the Company, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any material adverse change, or any development or event involving a prospective material adverse change, in the condition (financial or other), or the earnings, business, properties or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the Financial Industry Regulatory Authority (“FINRA”) or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Default by the Company. If the Company shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 15 and 16 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (fax no: (212) 214-5918), and to Merrill Lynch at One Bryant Park, New York, New York 10036, attention of Syndicate Department, with a copy to ECM Legal; and notices to the Company shall be directed to it at 525 Market Street, 4th Floor, San Francisco, California 94105, attention of the Secretary. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

BRE PROPERTIES, INC.

By	/s/ John A. Schissel

Name:	John A. Schissel
Title:	Executive Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED,

              as of the date first above written:

WELLS FARGO SECURITIES, LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

                              INCORPORATED

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

WELLS FARGO SECURITIES, LLC

By	/s/ David Herman

Name:	David Herman
Title:	Director

MERRILL LYNCH, PIERCE, FENNER & SMITH

                              INCORPORATED

By	/s/ Jeff Horowitz

Name:	Jeff Horowitz
Title:	Managing Director

SCHEDULE A

The initial public offering price per share for the Securities shall be $48.00.

The purchase price per share for the Securities to be paid by the several Underwriters shall be $46.08, being an amount equal to the initial public offering price set forth above less $1.92 per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities
Wells Fargo Securities, LLC	2,080,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,080,000
J.P. Morgan Securities LLC	880,000
Deutsche Bank Securities Inc.	400,000
Goldman, Sachs & Co.	400,000
Morgan Keegan & Company, Inc.	400,000
RBS Securities Inc.	400,000
UBS Securities LLC	400,000
Mitsubishi UFJ Securities (USA), Inc.	320,000
Morgan Stanley & Co. Incorporated	320,000
Piper Jaffray & Co.	120,000
PNC Capital Markets LLC	120,000
The Williams Capital Group, L.P.	80,000

Total	8,000,000

Sch A-1

SCHEDULE B

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to Be Sold
BRE PROPERTIES, INC.	8,000,000	1,200,000

Total	8,000,000	1,200,000

Sch B - 1

SCHEDULE C-1

Pricing Information Annex

1.	The Company is selling 8,000,000 shares of Common Stock.

2.	The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,200,000 shares of Common Stock.

3.	The initial public offering price per share for the Securities shall be $48.00.

Sch C - 1

SCHEDULE C-2

Free Writing Prospectuses

NONE

Sch C - 2

SCHEDULE D

List of Persons and Entities Subject to Lock-up

Constance B. Moore

Stephen C. Dominiak

Kerry Fanwick

Deborah J. Jones

Pete Olson

Scott A. Reinert

John A. Schissel

Paula F. Downey

Irving F. Lyons, III

Christopher J. McGurk

Matthew T. Medeiros

Jeanne R. Myerson

Jeffrey T. Pero

Thomas E. Robinson

Dennis E. Singleton

Thomas P. Sullivan

Sch D - 1

Exhibit A-1

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

A - 1 - 1

Exhibit A-2

FORM OF NEGATIVE ASSURANCE LETTER OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

A - 2 - 1

Exhibit A-3

FORM OF TAX OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

A - 3 - 1

Exhibit B-1

FORM OF OPINION OF COMPANY’S MARYLAND COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

B - 1

Exhibit C

FORM OF OPINION OF COMPANY’S GENERAL COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

C - 1

Exhibit D

FORM OF OPINION OF UNDERWRITERS’ COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

D - 1

[Form of lock-up from directors, officers or other stockholders pursuant to Section 5(h)]

Exhibit E

[—], 2011

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

One Bryant Park

New York, New York 10036

as Representatives of the several

Underwriters to be named in the

within-mentioned Purchase Agreement

Re:	Proposed Public Offering by BRE Properties, Inc.

Dear Sirs:

The undersigned, a stockholder and an officer and/or director of BRE Properties, Inc., a Maryland corporation (the “Company”), understands that Wells Fargo Securities, LLC (“Wells Fargo”) and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company providing for the public offering of shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 45 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consents of Wells Fargo and Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Wells Fargo, provided that (1) Wells Fargo and Merrill Lynch receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange

Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts; or

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	as a distribution to limited partners or stockholders of the undersigned; or

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the 45-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 45-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 45-day lock-up period,

Wells Fargo or Merrill Lynch may extend, by written notice to the Company, the restrictions imposed by this lock-up agreement until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable.

The undersigned hereby acknowledges and agrees that written notice of any extension of the 45-day lock-up period pursuant to the previous paragraph will be delivered by Wells Fargo or Merrill Lynch to the Company (in accordance with Section 13 of the Purchase Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 45-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 45-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

Annex I

A.	Subsidiaries of the Company	Company’s Percentage Ownership Interest

1.	Corporate Subsidiaries of the Company

	BRE/Alliance Services, Inc., a Maryland corporation	100%
	BRE Builders, Inc., a Delaware corporation	100%
	BRE Investments, Inc., a Maryland corporation	100%
	Home Plan, Inc., a Delaware corporation	100%

2.	Limited Liability Company Subsidiaries of the Company

	BRE Property Investors LLC, a Delaware limited liability company	92%
	Cambridge Park LLC, a California limited liability company	100%
	Home Plan LLC, a Delaware limited liability company	100%
	Emerald Pointe Apartments, LLC, a Delaware limited liability company	95%
	Meridian Apartments, LLC, a Delaware limited liability company	95%
	SMV / BRE Partners LLC, a Delaware limited liability company	99%
	BRE-FMCF LLC, a Delaware limited liability company	100%
	BRE-FMAZ, LLC, a Delaware limited liability company	100%
	BRE-FMCA, LLC, a Delaware limited liability company	100%
	Walnut Creek Transit Lifestyle Associates, LLC, a Delaware limited liability company	100%
	BRE Villa Azure LLC, a Delaware limited liability company	100%
	Pinnacle at Mountain Gate Management LLC, a Delaware limited liability company	100%
	Landing at Bear Creek Management LLC, a Delaware limited liability company	100%
	Pinnacle DTC Management LLC, a Delaware limited liability company	100%
	Pinnacle at the Creek Management LLC, a Delaware limited liability company	100%
	Pinnacle at Hunter’s Glen Management LLC, a Delaware limited liability company	100%
	Pinnacle at Union Hills Management LLC, a Delaware limited liability company	100%
	Pinnacle Terrace Management LLC, a Delaware limited liability company	100%
	9100 Vance Management LLC, a Delaware limited liability company	100%
	2352 North 44th Street Management LLC, a Delaware limited liability company	100%
	Bluffs at Highland Ranch Management LLC, a Delaware limited liability company	100%
	Fairways at Racoon Creek Management LLC, a Delaware limited liability company	100%

B.	Non-Subsidiary Entities in Which the Company Owns an Interest

	ITCR Villa Verde Limited Partnership, a Texas limited partnership(1)	1%
	Palm Shadows LLC, a California limited liability company(1)	1%
	Pinnacle at Queen Creek LLC, a Delaware limited liability company	35%
	Pinnacle Galleria LLC, a Delaware limited liability company	35%
	Riverview LLC, a California limited liability company(1)	1%
	Pinnacle at Mountain Gate LLC, a Delaware limited liability company	15%
	Landing at Bear Creek LLC, a Delaware limited liability company	15%
	Pinnacle DTC LLC, a Delaware limited liability company	15%
	Pinnacle at the Creek LLC, a Delaware limited liability company	15%
	Pinnacle at Hunter’s Glen LLC, a Delaware limited liability company	15%
	Pinnacle at Union Hills LLC, a Delaware limited liability company	15%
	Pinnacle Terrace LLC, a Delaware limited liability company	15%
	9100 Vance LLC, a Delaware limited liability company	15%
	2352 North 44th Street LLC, a Delaware limited liability company	15%
	Bluffs at Highland Ranch LLC, a Delaware limited liability company	15%
	Fairways at Racoon Creek LLC, a Delaware limited liability company	15%

(1)	The remaining interest in this entity is owned by BRE Property Investors LLC.